                                                                   EXHIBIT 99


        PITTSBURGH, April 17, 1995 - PNC Bank Corp. (NYSE: PNC) today reported 1995 first quarter net income of $125.7 million, or $.54 per fully diluted share, compared with $205.7 million, or $.86 per fully diluted share, a year ago. Return on average assets and return on average common shareholders' equity were .83 percent and 11.71 percent, respectively, and the after-tax profit margin was 20 percent.

        Thomas H. O'Brien, charirman and chief executive officer, said, "First quarter results were consistent with our expectations and reflect the impact of strategic actions taken to reduce sensitivity to further rate increases and to downsize our securities portfolio.

        "During the quarter we also continued to make significant progress pursuing other strategic initiatives. We enhanced our asset management capabilities with the addition of BlackRock Financial Management; targeted an attractive customer base with our planned acquisition of Chemical Bank New Jersey; and entered into an agreement with two innovators in the credit card industry that will increase our credit card processing and marketing capabilities."

        Taxable-equivalent net interest income totaled $392.2 million in the first quarter of 1995 compared with $432.7 million in the fourth quarter of 1994. The net interest margin was 2.72 percent compared with 2.92 percent in the previous quarter. These declines reflect the cost of actions taken in the fourth quarter of 1994 to reduce interest rate sensitivity and higher deposit and borrowing costs. The increase in deposit costs primarily reflects customers shifting balances from lower-rate transaction products to higher-rate alternatives. In the first quarter of 1994, taxable-equivalent net interest income and net interest margin were $505.8 million and 3.68 percent, respectively.

        Noninterest income, excluding securities transactions, increased $5.9 million to $234.0 million in the first quarter of 1995 compared with the year-earlier period. Investment management and trust income increased 8.5 percent to $79.1 million, primarily due to the BlackRock acquisition. BlackRock is expected to add approximately 20 percent to investment management and trust income on an annualized basis. Service charges, fees and commissions increased
1.9 percent to $89.6 million. Mortgage banking income increased 17.8 percent to $44.7 million, due to higher gains on sales of mortgage servicing. Other noninterest income declined $8.8 million in the comparison primarily due to lower venture capital income.

        Noninterest expense increased 2.0 percent to $435.6 million for the first quarter of 1995 compared with the year-earlier period. Excluding acquisitions, noninterest expense declined 4.0 percent in the comparison.

        Asset quality remained strong during the quarter. The allowance for credit losses was $981 million at March 31, 1995 and, as a percent of nonperforming loans, increased to 325 percent compared with 314 percent at year-end 1994 and 270 percent at March 31, 1994. Nonperforming assets totaled $447 million at March 31, 1995 and were flat compared with year-end 1994. The ratio of nonperforming assets to total loans and foreclosed assets was 1.25 percent at March 31, 1995 and December 31, 1994, and 1.56 percent a year ago. Net charge-offs totaled $22 million in the first quarter of 1995 compared with $23 million in the year-earlier period.

        PNC Bank's total assets declined $2.1 billion during the quarter to $62.1 billion at March 31, 1995 due to a reduction of the securities portfolio. Average loans increased 10.3 percent during the first quarter of 1995 compared with the first quarter 1994. Excluding acquisitions, average loans increased
6.2 percent in the comparison. Average loans for the first quarter represented 61.5 percent of average earning assets compared with
58.0 percent a year ago.

        At March 31, 1995, the leverage capital ratio was 6.3 percent, and Tier I and total risk-based capital ratios are estimated to be 8.3 percent and 11.2 percent, respectively. These ratios declined from year-end 1994 primarily due to the BlackRock acquisition. Common shares outstanding totaled 229.1 million and 233.2 million at March 31, 1995 and December 31, 1994, respectively, reflecting the impact of the corporation's share repurchase program.

        During the first quarter of 1995, the corporation announced a definitive agreement to acquire the Chemical Bank franchise in southern and central New Jersey. The transaction includes approximately $3.3 billion of assets and $2.9 billion of retail core deposits and is expected to close by year-end 1995, pending regulatory approvals.

        The corporation also completed the acquisitions of Indian River Federal Savings Bank, Vero Beach, Florida, and Brentwood Financial Corporation, Cincinnati, Ohio, with combined assets and deposits of $175 million and $140 million, respectively.

        In April 1995, PNC Bank Corp. announced an agreement with First Data Corporation/Card Services Group and Card Issuer Program Management Corporation to provide marketing expertise and state-of-the-art processing technology designed to increase the corporation's share of the credit card business.

        PNC Bank Corp., headquartered in Pittsburgh, is one of the largest financial services organizations in the United States. It operates consumer banking offices across Pennsylvania, Delaware, Ohio, Kentucky and Indiana and mortgage offices in 30 states. PNC Bank's major businesses include corporate banking; consumer banking; private banking; mortgage banking; and trust and mutual fund asset management.

PNC BANK CORP. AND SUBSIDIARIES
Consolidated Financial Highlights




===============================================================================================================
                                                                        March 31     December 31       March 31
Three months ended                                                          1995            1994           1994
...............................................................................................................
FINANCIAL PERFORMANCE (Dollars in thousands, except per share data)
Net interest income (taxable-equivalent basis)                          $392,168        $432,722       $505,804
Net income                                                               125,651          28,530        205,689
Fully diluted earnings per common share                                      .54             .12            .86
Return on average total assets                                               .83 %           .18 %         1.41 %
Return on average common shareholders' equity                              11.71            2.56          19.32
Net interest margin                                                         2.72            2.92           3.68
After-tax profit margin                                                    20.02            5.31          26.91
Overhead ratio                                                             69.42           90.92          55.84

SELECTED AVERAGE BALANCES (In millions)
Assets                                                                   $61,693         $62,952        $58,966
Earning assets                                                            57,448          59,173         55,182
Loans, net of unearned income                                             35,315          34,955         32,023
Securities                                                                20,903          22,923         21,238
Deposits                                                                  33,052          33,409         31,737
Shareholders' equity                                                       4,357           4,386          4,330
===============================================================================================================



========================================================================================================
                                                                   March 31     December 31     March 31
                                                                       1995            1994         1994
........................................................................................................
SELECTED RATIOS
Capital
  Leverage                                                             6.26 %          6.59 %       7.15 %
  Common shareholders' equity to total assets                          7.04            6.82         6.97
  Average common shareholders' equity to average total assets          7.03            7.09         7.31
Asset quality
  Net charge-offs to average loans                                      .24             .29          .29
  Nonperforming loans to total loans                                    .85             .90         1.09
  Nonperforming assets to total loans and foreclosed assets            1.25            1.25         1.56
  Allowance for credit losses to total loans                           2.75            2.83         2.94
  Allowance for credit losses to nonperforming loans                 324.94          314.17       269.60
Book value per common share
  As reported                                                        $19.08          $18.76       $18.14
  Excluding net unrealized securities gains/losses                    19.36           19.26        18.53
========================================================================================================

PNC BANK CORP. AND SUBSIDIARIES
Condensed Consolidated Statement of Income


=====================================================================================================================
Three months ended                                                 March 31          December 31             March 31
In thousands except per share data                                   1995                 1994                 1994
.....................................................................................................................
INTEREST INCOME
Loans and fees on loans                                            $707,039             $660,119             $572,836
Securities                                                          295,423              343,426              295,808
Other                                                                21,621               20,600               26,460
.....................................................................................................................
  Total interest income                                           1,024,083            1,024,145              895,104
.....................................................................................................................
INTEREST EXPENSE
Deposits                                                            292,334              271,099              200,004
Borrowed funds                                                      204,121              160,858               96,737
Notes and debentures                                                143,654              167,837              101,022
.....................................................................................................................
  Total interest expense                                            640,109              599,794              397,763
.....................................................................................................................
  Net interest income                                               383,974              424,351              497,341
Provision for credit losses                                                                                    25,015
.....................................................................................................................
  Net interest income less provision for credit losses              383,974              424,351              472,326
.....................................................................................................................
NONINTEREST INCOME
Investment management and trust                                      79,140               73,237               72,967
Service charges, fees and commissions                                89,614               95,011               87,902
Mortgage banking                                                     44,650               39,274               37,892
Net securities gains (losses)                                         1,254             (121,024)              30,392
Other                                                                20,645               18,253               29,398
.....................................................................................................................
  Total noninterest income                                          235,303              104,751              258,551
.....................................................................................................................
NONINTEREST EXPENSES
Staff expense                                                       201,171              216,673              206,899
Net occupancy and equipment                                          68,375               80,415               65,282
Other                                                               166,023              191,593              154,665
.....................................................................................................................
  Total noninterest expenses                                        435,569              488,681              426,846
.....................................................................................................................
  Income before income taxes                                        183,708               40,421              304,031
Applicable income taxes                                              58,057               11,891               98,342
.....................................................................................................................
  Net income                                                       $125,651              $28,530             $205,689
.....................................................................................................................
EARNINGS PER COMMON SHARE
  Primary                                                              $.54                 $.12                 $.87
  Fully diluted                                                         .54                  .12                  .86
.....................................................................................................................
CASH DIVIDENDS DECLARED PER COMMON SHARE                                .35                  .35                  .32
.....................................................................................................................
AVERAGE COMMON SHARES OUTSTANDING
  Primary                                                           232,589              235,337              236,698
  Fully diluted                                                     234,463              237,134              238,592
=====================================================================================================================

PNC BANK CORP. AND SUBSIDIARIES
Details of Net Interest Income and Net Interest Margin

NET INTEREST INCOME

=================================================================================================================
Three months ended
Taxable-equivalent basis                                                    March 31    December 31      March 31
In thousands                                                                    1995           1994          1994
.................................................................................................................
Net interest income before swaps and caps
 Interest income                                                          $1,044,764     $1,026,612      $855,158
 Loan fees                                                                    16,570         15,011        18,689
 Taxable-equivalent adjustment                                                 8,194          8,371         8,463
.................................................................................................................
  Total interest income                                                    1,069,528      1,049,994       882,310
 Interest expense                                                            636,592        598,060       433,171
.................................................................................................................
  Net interest income before swaps and caps                                  432,936        451,934       449,139
Effect of swaps and caps on
 Interest income                                                             (37,251)       (17,478)       21,257
 Interest expense                                                              3,517          1,734       (35,408)
.................................................................................................................
  Total swaps and caps                                                       (40,768)       (19,212)       56,665
.................................................................................................................
  Net interest income                                                       $392,168       $432,722      $505,804
=================================================================================================================


NET INTEREST MARGIN

=================================================================================================================
Three months ended                                                          March 31    December 31      March 31
Taxable-equivalent basis                                                        1995           1994          1994
.................................................................................................................
Net interest spread before swaps and caps
 Book-basis yield on earning assets                                             7.29 %         6.91 %        6.23 %
 Effect of loan fees                                                             .11            .10           .14
 Taxable-equivalent adjustment                                                   .06            .06           .06
.................................................................................................................
  Taxable-equivalent yield on earnings assets                                   7.46           7.07          6.43
 Rate on interest-bearing liabilities                                           5.13           4.64          3.69
.................................................................................................................
  Interest rate spread before swaps and caps                                    2.33           2.43          2.74
 Effect of
  Noninterest-bearing sources                                                    .67            .62           .48
  Interest rate swaps and caps on
   Interest income                                                              (.25)          (.12)          .16
   Interest expense                                                              .03            .01          (.30)
.................................................................................................................
     Total swaps and caps                                                       (.28)          (.13)          .46
.................................................................................................................
     Net interest margin                                                        2.72 %         2.92 %        3.68 %
=================================================================================================================

PNC BANK CORP. AND SUBSIDIARIES
Details of Noninterest Income and Noninterest Expense

NONINTEREST INCOME

==============================================================================================================
Three months ended                                                        March 31   December 31      March 31
In thousands                                                                  1995          1994          1994
..............................................................................................................
Investment management and trust
 Trust                                                                     $50,967       $47,402       $49,399
 Mutual funds                                                               28,173        25,835        23,568
..............................................................................................................
  Total investment management and trust                                     79,140        73,237        72,967
Service charges, fees and commissions
 Deposit account and corporate services                                     39,542        40,064        39,806
 Credit card and merchant services                                          14,175        15,500        12,920
 Brokerage                                                                   9,243         9,010         8,677
 Corporate finance                                                          10,707        11,414        10,679
 Other services                                                             15,947        19,023        15,820
..............................................................................................................
  Total service charges, fees and commissions                               89,614        95,011        87,902
Mortgage banking
 Servicing                                                                  31,123        28,636        29,877
 Sales of servicing                                                         12,258         9,235         5,145
 Marketing                                                                   1,269         1,403         2,870
..............................................................................................................
  Total mortgage banking                                                    44,650        39,274        37,892
Other                                                                       20,645        18,253        29,398
..............................................................................................................
  Total noninterest income before securities transactions                  234,049       225,775       228,159
Net securities gains (losses)                                                1,254      (121,024)       30,392
..............................................................................................................
  Total                                                                   $235,303      $104,751      $258,551
==============================================================================================================


NONINTEREST EXPENSES

==============================================================================================================
Three months ended                                                        March 31   December 31      March 31
In thousands                                                                  1995          1994          1994
..............................................................................................................
Compensation                                                              $163,107      $188,507      $164,792
Employee benefits                                                           38,064        28,166        42,107
..............................................................................................................
  Total staff expense                                                      201,171       216,673       206,899
Net occupancy                                                               34,229        46,606        32,420
Equipment                                                                   34,146        33,809        32,862
Amortization of intangible assets                                           21,146        22,759        19,560
Federal deposit insurance                                                   18,376        19,157        18,176
Taxes other than income                                                     12,057        10,816        11,096
Other                                                                      114,444       138,861       105,833
..............................................................................................................
  Total                                                                   $435,569      $488,681      $426,846
==============================================================================================================

PNC BANK CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheet


==============================================================================================================
                                                                          March 31   December 31      March 31
In millions, except share data                                                1995          1994          1994
..............................................................................................................
ASSETS
Cash and due from banks                                                     $2,699        $2,592        $2,536
Short-term investments                                                         533           809         1,208
Loans held for sale                                                            437           487           996
Securities available for sale                                                3,137         3,457         9,751
Investment securities, fair value of $16,369, $16,233 and $11,284           17,070        17,464        11,558
Loans, net of unearned income of $236, $240 and $209                        35,724        35,407        33,294
  Allowance for credit losses                                                 (981)       (1,002)         (980)
..............................................................................................................
  Net loans                                                                 34,743        34,405        32,314
Other                                                                        3,475         4,931         2,800
..............................................................................................................
  Total assets                                                             $62,094       $64,145       $61,163
==============================================================================================================

LIABILITIES
Deposits
  Noninterest-bearing                                                       $6,578        $6,992        $6,901
  Interest-bearing                                                          26,363        28,019        26,099
..............................................................................................................
  Total deposits                                                            32,941        33,011        33,000
Borrowed funds                                                              13,780        11,608        11,696
Notes and debentures                                                         9,599        11,754        10,286
Other                                                                        1,384         1,378         1,899
..............................................................................................................
  Total liabilities                                                         57,704        59,751        56,881
..............................................................................................................
SHAREHOLDERS' EQUITY
Realized shareholders' equity                                                4,455         4,513         4,374
Net unrealized securities losses                                               (65)         (119)          (92)
..............................................................................................................
  Total shareholders' equity                                                 4,390         4,394         4,282
..............................................................................................................
  Total liabilities and shareholders' equity                               $62,094       $64,145       $61,163
==============================================================================================================
COMMON SHAREHOLDERS' EQUITY                                                 $4,371        $4,375        $4,262
COMMON SHARES OUTSTANDING                                              229,122,025   233,248,508   234,953,452
==============================================================================================================

PNC BANK CORP. AND SUBSIDIARIES
Condensed Consolidated Average Balance Sheet

==============================================================================================================
Three months ended                                                        March 31   December 31      March 31
In millions                                                                   1995          1994          1994
..............................................................................................................
ASSETS
Interest-earning assets
  Short-term investments                                                      $771          $771          $864
  Securities available for sale                                              3,626         5,172        10,191
  Investment securities                                                     17,277        17,751        11,047
  Loans, net of unearned income
    Commercial                                                              12,129        12,311        11,349
    Real estate project                                                      1,619         1,670         1,723
    Real estate mortgage                                                    10,882        10,236         9,055
    Consumer                                                                 9,023         9,061         8,450
    Other                                                                    1,662         1,677         1,446
..............................................................................................................
    Total loans, net of unearned income                                     35,315        34,955        32,023
  Other interest-earning assets                                                459           524         1,057
..............................................................................................................
    Total interest-earning assets                                           57,448        59,173        55,182
Other                                                                        4,245         3,779         3,784
..............................................................................................................
    Total assets                                                           $61,693       $62,952       $58,966
==============================================================================================================
LIABILITIES
Interest-bearing liabilities
  Deposits                                                                 $26,937       $26,943       $25,716
  Borrowed funds                                                            13,328        11,642        11,543
  Notes and debentures                                                       9,736        12,593        10,142
..............................................................................................................
    Total interest-bearing liabilities                                      50,001        51,178        47,401
Noninterest-bearing deposits                                                 6,115         6,466         6,021
Other                                                                        1,220           922         1,214
..............................................................................................................
    Total liabilities                                                       57,336        58,566        54,636
..............................................................................................................
SHAREHOLDERS' EQUITY                                                         4,357         4,386         4,330
..............................................................................................................
    Total liabilities and shareholders' equity                             $61,693       $62,952       $58,966
==============================================================================================================
COMMON SHAREHOLDERS' EQUITY                                                 $4,338        $4,366        $4,309
==============================================================================================================

PNC BANK CORP. AND SUBSIDIARIES
Asset Quality Data

NONPERFORMING ASSETS
===================================================================================
                                                  March 31  December 31    March 31
In millions                                           1995         1994        1994
...................................................................................
Nonaccrual loans
 Commercial                                           $129         $143        $193
 Real estate project                                    71           70          88
 Real estate mortgage                                   94           97          74
...................................................................................
  Total nonaccrual loans                               294          310         355
Restructured loans                                       8            9           9
...................................................................................
  Total nonperforming loans                            302          319         364
Foreclosed assets
 Real estate project                                    89           77          94
 Real estate mortgage                                   32           26          40
 Other                                                  24           24          23
...................................................................................
  Total foreclosed assets                              145          127         157
...................................................................................
  Total                                               $447         $446        $521
===================================================================================



ALLOWANCE FOR CREDIT LOSSES
===================================================================================
Three months ended                                March 31  December 31    March 31
In millions                                           1995         1994        1994
...................................................................................
Beginning balance                                   $1,002       $1,030        $972
Charge-offs                                            (40)         (50)        (38)
Recoveries                                              18           22          15
...................................................................................
 Net charge-offs                                       (22)         (28)        (23)
Provision for credit losses                                                      25
Acquisitions                                             1                        6
...................................................................................
 Ending balance                                       $981       $1,002        $980
===================================================================================